EXHIBIT 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1997, relating to the consolidated financial statements of Price Development Company, Limited Partnership, which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1997 appearing on page F-2 of JP Realty's Annual
Report on Form 10-K for the year ended December 31, 1996.
We also consent to the incorporation by reference of our report dated July 1, 1997, which appears on page F-2 of the Current Report on Form 8-K dated June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/S/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Salt Lake City, Utah
September 23, 1997